                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO.             )

Filed by the registrant [X]                [ ] Confidential, for Use of the
Filed by a party other than                    Commission Only (as permitted by Rule
the registrant [ ]                             14a-(e)(2))
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Elcor Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                             ELCOR CORPORATION LOGO

                        14643 DALLAS PARKWAY, SUITE 1000
                            DALLAS, TEXAS 75254-8890

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     Elcor Corporation will hold its Annual Meeting of Shareholders at the Sophora Room, Addison Conference Centre, 15650 Addison Road, Addison, Texas 75248 on TUESDAY, OCTOBER 23, 2001, AT 10:00 A.M. local time. The purpose of the meeting will be to vote on the following proposals and any other business that is properly presented at the meeting or any adjournment of the meeting:

         Proposal 1. To elect two directors for a three-year term and one director for a one-year term; and

         Proposal 2. To ratify the appointment of independent auditors for fiscal 2002.

     The record date for the Annual Meeting is Tuesday, September 4, 2001. Only shareholders of record at the close of business on that date can vote at the meeting.

     For at least ten days prior to the meeting, Elcor will maintain, at its address above, an alphabetical list of the names and addresses of shareholders eligible to vote at the meeting. The list will also contain the number of shares registered in the names of those shareholders.

     Please review the attached proxy statement for further information relevant to the Annual Meeting.

                                                      David G. Sisler
                                                      Vice President,
                                               General Counsel and Secretary

Dated: September 14, 2001

                                   IMPORTANT

PLEASE VOTE. YOU MAY VOTE BY:

        - SIGNING AND RETURNING THE ACCOMPANYING PROXY CARD.

        - VOTING BY TELEPHONE. See the proxy card for instructions.

     OR - VOTING IN PERSON AT THE MEETING (if you are a shareholder of record).

Any shareholder having a disability requiring special assistance who would like to attend
              the Annual Meeting may call Elcor at (972) 851-0535.

                               ELCOR CORPORATION

             PROXY STATEMENT -- 2001 ANNUAL MEETING OF SHAREHOLDERS

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
- ABOUT THE MEETING.........................................     1
  - Who Can Vote............................................     1
  - How You Can Vote........................................     1
  - Revoking Your Proxy.....................................     2
  - Required Votes..........................................     2
  - Other Matters to be Acted Upon at the Meeting...........     2
  - Expenses of Solicitation................................     2

- ELCOR STOCK OWNERSHIP.....................................     2

- BOARD OF DIRECTORS........................................     4
  - Committees Established by the Board.....................     4
     - Executive Committee..................................     4
     - Audit Committee......................................     4
     - Compensation Committee...............................     4
  - Compensation Committee Interlocks and Insider
     Participation..........................................     4
  - Compensation of Directors...............................     4
  - Audit Committee Report..................................     5

- PROPOSALS.................................................     6
  - Proposal 1:  Election of Two Directors for a Three-year
                 Term and One Director for a One-year
                 Term.......................................     6
     - Election of Directors................................     6
     - Directors Nominated for Election this Year...........     6
     - Directors Continuing in Office.......................     7
  - Proposal 2:  Ratification of Appointment of Auditors for
     Fiscal 2002............................................     8

- EXECUTIVE COMPENSATION....................................     8
  - Compensation Committee Report...........................     8
     - Our Philosophy.......................................     8
     - Key Elements of Executive Compensation...............     8
       - Base Salary........................................     8
       - Incentive Cash Bonus...............................     9
       - Equity-based Incentive Compensation................     9
     - Other Compensation...................................    10
     - Summary of Factors Influencing Compensation..........    10
     - CEO Compensation.....................................    10
     - Tax Deductibility of Executive Compensation..........    11
  - Performance Graphs......................................    11
  - Summary Compensation Table..............................    13
  - Option Grants in Fiscal 2001............................    14
  - Aggregated Option Exercises During Fiscal 2001 and
     Values at June 30, 2001................................    15
  - Stock/Loan Balances.....................................    15
  - Change-in-Control (Severance) Agreements................    16

- OTHER MATTERS.............................................    16
  - Section 16(a) Beneficial Ownership Reporting
     Compliance.............................................    16
  - Next Year's Annual Meeting..............................    16

- APPENDIX A -- AUDIT COMMITTEE CHARTER.....................   A-1

                             ELCOR CORPORATION LOGO

                        14643 DALLAS PARKWAY, SUITE 1000
                            DALLAS, TEXAS 75254-8890

                                PROXY STATEMENT

ABOUT THE MEETING

     - Who Can Vote
     - How You Can Vote
     - Revoking Your Proxy
     - Required Votes
     - Other Matters to be Acted Upon at the Meeting
     - Expenses of Solicitation

     With this proxy statement, the Board of Directors of Elcor Corporation is soliciting proxies for the 2001 Annual Meeting of Shareholders to be held on Tuesday, October 23, 2001. The proxy will also apply to any adjournment of that meeting. Elcor is mailing this proxy statement and the proxy card to shareholders beginning September 14, 2001. At this year's Annual Meeting, shareholders will vote on a proposal to elect two directors for a three-year term and one director for a one-year term, and a proposal to ratify the appointment of independent auditors for fiscal 2002.

WHO CAN VOTE

     If you are a record holder of Elcor Common Stock at the close of business on September 4, 2001, you may vote at the Annual Meeting. On that record date, 19,232,153 shares of Common Stock were outstanding and entitled to vote. Each share is entitled to cast one vote on each proposal.

HOW YOU CAN VOTE

     If you return your signed proxy card or vote by telephone before the Annual Meeting, we will vote your shares as you direct. You may specify whether your shares should be voted for all, any one or more, or none of the nominees for director. You may also specify whether you approve, disapprove or abstain from the proposal to ratify independent auditors. If you vote by telephone, you are granting a proxy to vote all shares corresponding to your control number to the persons listed on the proxy card, and you are authorizing the Company's tabulation agent to confirm your vote to those persons.

     If you participate in the Elcor Employee Stock Ownership Plan (ESOP), your proxy card will serve as voting direction for the ESOP trustee, who is the record owner of all ESOP shares. If an ESOP participant votes by telephone, the participant is authorizing the Company's tabulation agent to confirm the participant's voting direction to the ESOP trustee. The ESOP trustee will vote all unvoted ESOP shares, whether or not allocated to participants' accounts, in proportion to voting on shares that are voted by ESOP participants.

         IF YOU SIGN AND RETURN YOUR PROXY, BUT DO NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM "FOR" BOTH PROPOSALS.

REVOKING YOUR PROXY

     You may revoke your proxy at any time before it is exercised in any of the following three ways:

     - by submitting written notice of revocation to the Secretary of Elcor;
     - by submitting another proxy that is properly signed and dated after your previously submitted proxy;
or   - by voting in person at the Meeting.

REQUIRED VOTES

     Shareholders of 51% of the Common Stock must be present in person or represented by proxy at the Meeting to be a quorum for the transaction of business. The affirmative vote of a majority of the votes cast at the Meeting is required for a proposal to pass.

     An abstention, vote to withhold authority, or broker non-vote with respect to any proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention, a vote to withhold authority, and a broker non-vote each will have no effect on the outcome of the election of directors or the vote on the other proposal.

     A broker non-vote occurs when a broker holds shares in nominee form, or "street name," and is unable to vote the shares on a matter because it is "nondiscretionary" under New York Stock Exchange (NYSE) Rules or the broker's agreement with the beneficial owner of the shares. For this year's Meeting, under NYSE rules, if you hold your shares in "street name" through a broker or other nominee, your broker or nominee may be permitted to exercise voting discretion with respect to the matters to be acted upon at the Meeting. Thus, if you do not give your broker or nominee specific instructions, absent your contrary agreement with your broker, your shares may be voted on those matters.

OTHER MATTERS TO BE ACTED UPON AT THE MEETING

     We do not know of any other matters to be presented or acted upon at the Meeting. Under our Bylaws and Delaware law, no substantive business other than election of directors and ratification of independent auditors can be conducted at this year's Meeting. If any other matter (e.g., a procedural matter) is presented at the Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the proxies listed on the proxy card.

EXPENSES OF SOLICITATION

     Our Board of Directors is soliciting proxies with this proxy statement. Elcor will pay the costs of this solicitation. Our officers and employees may solicit proxies by further mailing or personal conversations, or by telephone, facsimile or e-mail. If they do so, Elcor will not pay them extra compensation for their solicitation efforts (other than their regular compensation). We will, upon request, reimburse brokerage firms and others at rates prescribed by the Securities and Exchange Commission (SEC) for forwarding proxy materials to beneficial owners of our Common Stock.

ELCOR STOCK OWNERSHIP

     The following table contains certain information about the beneficial ownership of Common Stock as of September 1, 2001, of each director and nominee for director, the executive officers named in the Summary Compensation Table in this proxy statement, and all current directors and executive officers as a group. Each of the individuals marked with an asterisk below is the owner of less than one percent of the Company's outstanding Common Stock.

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL       PERCENT OF
NAME                                                          OWNERSHIP(1)        CLASS
----                                                          ------------      ----------
James E. Hall...............................................     298,845(2)        1.55
Thomas D. Karol.............................................      16,500(3)        *
Dale V. Kesler..............................................      19,500(4)        *
Michael L. McMahan..........................................         500           *
David W. Quinn..............................................      31,500(2)        *
Richard J. Rosebery.........................................     373,959(5)        1.93
Harold K. Work..............................................     441,596(6)        2.28
Harold R. Beattie...........................................       9,519(7)        *
W. Greg Orler...............................................       9,737(8)        *
David G. Sisler.............................................      22,871(9)        *
All directors and executive officers as a group (13
  persons)..................................................   1,325,419(10)       6.73

---------------

 (1) The listed persons have direct ownership and sole voting and investment power with respect to all shares in the table, except for (i) option shares as shown in notes (2) through (10); (ii) shares allocated to such persons' accounts in the ESOP; and (iii) certain shares that are treated as beneficially owned by such persons for purposes of this table, such as, but not limited to, shares which are held in the names of their spouses, minor or resident children, family partnerships, or by such persons as trustee or custodian.
 (2) Includes options currently exercisable for 27,000 shares.
 (3) Includes options currently exercisable for 13,500 shares.
 (4) Includes options currently exercisable for 18,000 shares.
 (5) Includes options currently exercisable or exercisable within sixty days for 144,650 shares.
 (6) Includes options currently exercisable or exercisable within sixty days for 172,746 shares.
 (7) Includes options currently exercisable or exercisable within sixty days for 5,184 shares.
 (8) Includes options currently exercisable or exercisable within sixty days for 7,800 shares.
 (9) Includes options currently exercisable or exercisable within sixty days for 15,791 shares.
(10) Includes options currently exercisable or exercisable within sixty days for 465,500 shares.

     The following table contains certain information as of the Record Date, or such other date indicated below, about beneficial owners who are known to own more than 5 percent of the outstanding shares of Common Stock.

                                                              SHARES OF
NAME AND ADDRESS OF                                            COMMON      PERCENT
BENEFICIAL OWNER                                                STOCK      OF CLASS
-------------------                                           ---------    --------
David L. Babson & Co., Inc.(1)..............................  1,450,850      7.54
  1 Memorial Drive, 11th Floor
  Cambridge, MA 02142
FMR Corporation (2).........................................  1,166,150      6.06
  82 Devonshire Street
  Boston, MA 02109
State Street Research & Management(3).......................  1,090,800      5.67
  1 Financial Center
  Boston, MA 02111
Trustees for the Elcor Corporation Employee Stock Ownership
  Plan......................................................  1,375,195      7.15
  c/o Elcor Corporation
  14643 Dallas Parkway, Suite 1000
  Dallas, TX 75254-8890

---------------

Sources:     (1) Confirmed by telephone on September 4, 2001 (acts as investment advisor to various investment counseling clients; has sole voting and investment power as to all such shares).
             (2) Confirmed by letter dated September 6, 2001 (on behalf of certain direct and indirect subsidiaries who act as investment advisors to various investment companies (727,750 shares) or investment managers to various institutional accounts (438,400 shares)).
             (3) Confirmed by letter dated September 4, 2001 (acts as investment advisor for various clients; disclaims any beneficial ownership in such shares).

     As far as is known to management of the Company, including our review of public reports under section 13(d) and (g) of the Securities Exchange Act of 1934, no other single person beneficially owns more than five percent of the outstanding shares of Common Stock. The information in the table may not be current due to time lags inherent in the reporting process.

BOARD OF DIRECTORS

     - Committees Established by the Board
     - Compensation Committee Interlocks and Insider Participation
     - Compensation of Directors

     The Board of Directors provides guidance and strategic oversight to the Company's management with the objective of optimizing shareholders' returns on their investment in Elcor. The Board intends to ensure that there is independent review and oversight of management, as well as approval of significant strategic and management decisions affecting the Company. Regular meetings of the Board are scheduled throughout the year, and special meetings are held when required. The Board held seven meetings in fiscal 2001. All directors then serving attended at least 75% of such meetings and fiscal 2001 meetings of committees on which they served.

COMMITTEES ESTABLISHED BY THE BOARD

     The Board of Directors has established the following committees to assist it in discharging its responsibilities:

          Executive Committee. The Board established the Executive Committee to act upon matters, within specific guidelines, when the Board is not in session. The committee promptly reports any actions it takes to the full Board. In fiscal 2001, the Executive Committee did not formally meet, because no special situations arose which required accelerated Board action when the full Board was unavailable. The Executive Committee currently consists of Messrs. Work, Karol, Rosebery and Hall.

          Audit Committee. The Audit Committee, which met five times in fiscal 2001, is composed of David W. Quinn (Chairman), James E. Hall and Dale V. Kesler. The Board of Directors has chartered the Audit Committee to assist the Board in fulfilling its oversight responsibilities as to auditing, accounting and financial information Elcor provides to any governmental body or the public. The Audit Committee's responsibilities are described in detail in the Audit Committee Charter and Audit Committee Report contained in this proxy statement. The Board has determined that the committee will meet at least five times per year.

          Compensation Committee. The Compensation Committee, which met five times in fiscal 2001, is composed of Dale V. Kesler (Chairman), James E. Hall and David W. Quinn. The committee reviews and recommends to the Board the compensation of the Company's executive officers and, subject to ratification by the Board, makes grants of stock options under Elcor's Incentive Stock Option Plan. It describes its philosophy and determinations in the Compensation Committee Report beginning on page 8.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          During fiscal 2001, no member of the Compensation Committee was an officer or employee of Elcor or its subsidiaries. Mr. Thomas D. Karol was replaced on the Compensation Committee by an outside director concurrently with his election as President and Chief Executive Officer of the Company. No Elcor director or executive officer had a relationship with Elcor or any other company during fiscal 2001 that the SEC defines as a compensation committee interlock.

COMPENSATION OF DIRECTORS

          A director who is also an employee of Elcor is not entitled to any additional compensation for serving as a director. Each non-employee director receives annual cash compensation of $20,000, as well as $1,400 per committee meeting for serving as a committee chairman and generally receives $1,000 for attendance at each meeting of the Board or a Board committee at which such director does not serve as chairman. In lieu of a committee meeting fee, non-employees who serve on the Executive Committee receive an annual fee of $6,000. In addition, each non-employee director currently receives, on an annual basis, options to purchase 4,500 shares of Common Stock at an exercise price equal to the fair market value of the shares at the date of grant. Such options generally are immediately exercisable and have a ten-year term.

          Under the Company's Deferred Compensation Plan, a director is able to elect annually to defer all or a portion of his or her director's fees and to have such deferred fees treated as if they had been invested in certain investment alternatives.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities to the shareholders with respect to matters relating to the Company's accounting, reporting, audit and internal control practices. The Committee has been composed entirely of non-employee directors for many years. Each member of the Committee meets the independence and experience requirements of the New York Stock Exchange. During the fiscal year ended June 30, 2001, the Committee met five times. In June 2000, the Committee adopted and the Board approved a charter outlining the practices it follows. A copy of the charter, as amended to date, is attached as Appendix A to the proxy statement.

     In performing our responsibilities, the Committee serves only in an oversight capacity and relies on the work and assurances of the Company's management, which has primary responsibility for financial statements and reports. We have reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, we are overseeing management's formalization and refinement of the Company's internal audit function.

     The Committee recommended to the Board of Directors the engagement of Arthur Andersen LLP as the Company's independent auditors. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. We reviewed with the independent auditors the overall audit scopes and plans, the results of the annual audit and quarterly reviews, the auditors' evaluation of internal controls, and the quality of the Company's financial reporting. We also discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. We have received and discussed with the auditors their written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1.

     In reliance on these reviews and discussions, and the report of the independent auditors, we have recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001, for filing with the Securities and Exchange Commission.

August 13, 2001                                    ELCOR AUDIT COMMITTEE
                                                  David W. Quinn, Chairman
                                                       James E. Hall
                                                       Dale V. Kesler

PROPOSALS

     Proposal 1: Election of two directors for a three-year term and one director for a one-year term;

     Proposal 2: Ratification of the appointment of Arthur Andersen LLP as independent auditors.

PROPOSAL 1: ELECTION OF TWO DIRECTORS FOR A THREE-YEAR TERM AND ONE DIRECTOR FOR A ONE-YEAR TERM

     - Election of Directors
     - Directors Nominated for Election this Year
     - Directors Continuing in Office

ELECTION OF DIRECTORS

     Our certificate of incorporation provides for three classes of directors as equal in number as possible. Each class serves for a three-year term, with one class elected each year. Currently, the Board of Directors is composed of seven members. The two directors whose terms expire at this year's Annual Meeting are Harold K. Work, and James E. Hall. The Board of Directors has nominated Messrs. Work and Hall for reelection as directors. If elected, each of them will serve until the annual meeting of shareholders in 2004, or if earlier, when he resigns, is removed or is succeeded by another qualified director who has been elected.

     On July 30, 2001, the Board appointed Michael L. McMahan to fill a vacancy on the Board created when it was expanded to seven directors from six. The Board has nominated Mr. McMahan to stand for election to the Board at the Meeting. If elected, he will serve until the 2002 annual meeting, or, if earlier, when he resigns, is removed, or is succeeded by another qualified director who has been elected.

     Each other director will continue in office until the expiration of the terms of their classes at the annual shareholders meeting in 2002 or 2003, as applicable, or their earlier resignation, removal, or succession by another qualified director who has been elected.

     If a nominee becomes unavailable for election due to unforeseen circumstances (such as death or disability), the Board may either reduce the number of directors or substitute another person for the nominee, in which event the shares voted for the nominee will be voted for the substitute nominee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

     The following information about the nominees for director and each current director continuing in office is as of September 1, 2001.

DIRECTORS NOMINATED FOR ELECTION THIS YEAR

  Term Expiring in 2002

     MICHAEL L. MCMAHAN, 54 -- Independent Consultant

     Michael L. McMahan retired from Texas Instruments in May 2001 and is currently serving as an independent consultant to the wireless industry. During his last five years at Texas Instruments, Mr. McMahan served as the worldwide research & development director for TI's Wireless Business Unit. He was elected as a TI Fellow in 1990. Mr. McMahan serves on the President's Export Council Subcommittee on Encryption, to which he was appointed in 2001, and serves on the Technical Advisory Board for Morphics Technology, a privately held fabless semiconductor company.

  Term Expiring in 2004

     JAMES E. HALL, 66 -- Officer and Director of Chaparral Cars, Inc. and
                          Partner of Condor Operating Company.

     For more than five years, Mr. Hall has been President and a director of Chaparral Cars, Inc., which has built and operated cars for major national and international racing events, and Partner of Condor Operating Company, independent oil and gas operators. Mr. Hall is also a former director and officer of Hall Racing, Inc. and Condor Aviation Company, Inc. Mr. Hall is a member of the Audit Committee, the Compensation Committee and the Executive Committee. He has served as a director since 1974.

     HAROLD K. WORK, 68 -- Chairman of the Board of Elcor Corporation.

     Mr. Work was elected by the Board to the position of Chairman of the Board, President and Chief Executive Officer of the Company on August 26, 1997, to succeed the late Mr. Roy E. Campbell. On March 26, 2001, he was succeeded by Thomas D. Karol as President and Chief Executive Officer of the Company but remains its Chairman of the Board. Mr. Work had served as Vice Chairman or Executive Vice President of the Company since 1993 and as a director since 1996. He served as President and Chief Executive Officer of Elk Corporation of Dallas from 1979 until December 1998. Mr. Work continues to serve as Chairman of the Board and a director of each of the Elk subsidiaries of the Company and Elcor Management Corporation. He is a member of the Board of Directors of Centex Construction Products, Inc.

DIRECTORS CONTINUING IN OFFICE

  Term Expiring in 2002

     DAVID W. QUINN, 59 -- Vice Chairman of Centex Corporation.

     Prior to his 1996 appointment to his current position as Vice Chairman of Centex Corporation, Mr. Quinn served as its Executive Vice President since 1987. In addition, Mr. Quinn served as Chief Financial Officer of Centex from 1987 to June 1997 and from October 1997 through May 2000. He has served on Centex's Board of Directors since 1989, and also serves as a director of its 65% owned subsidiary, Centex Construction Products, Inc. Mr. Quinn also is Vice Chairman of the Board of Directors and a member of the Executive Committee of Zale Lipshy University Hospital in Dallas, Texas. Mr. Quinn has served as a director of the Company since 1996. He serves on the Company's Audit Committee (Chairman) and on its Compensation Committee.

     RICHARD J. ROSEBERY, 66 -- Vice Chairman, Chief Financial and
                                Administrative Officer of Elcor Corporation.

     Mr. Rosebery was elected to his current position as Vice Chairman of the Company in August 1997, having served as Executive Vice President since 1993. He has served as an officer of the Company for 26 years. In addition to his position with the Company, he serves as director or officer of all but one of Elcor's subsidiaries. Mr. Rosebery served as a Vice President in various capacities with Elcor Corporation from 1975 until his election as Vice Chairman. He also serves as a director of the Dallas Chapter and as a Southwestern Area director of Financial Executives International. He has served as a director of the Company since 1996.

  Term Expiring in 2003

     THOMAS D. KAROL, 43 -- President and Chief Executive Officer of Elcor
                            Corporation.

     Thomas D. Karol was elected as President and Chief Executive Officer of Elcor Corporation effective March 26, 2001. He also serves as a director and officer of all but one of Elcor's subsidiaries. Mr. Karol served as President of the Brinkman Hard Surfaces Division of Beaulieu of America from December 1999 until February 2001. Mr. Karol had served as Chief Executive Officer of Pro Group Holdings, Inc. for more than five years prior to December 1999, when Pro Group Holdings was purchased by Beaulieu. The Brinkman Hard Surfaces Division of Beaulieu manufactures and distributes various flooring products. Mr. Karol is a director of Information Retrieval Methods, Inc. He has served on the Board since November 1998.

     DALE V. KESLER, 62 -- Retired former Managing Partner, Arthur Andersen LLP,
                           Dallas/Fort Worth.

     Dale V. Kesler retired in 1996 from Arthur Andersen LLP, where he was Managing Partner of the Dallas/Fort Worth office from 1983 to 1994. He began employment with Arthur Andersen in 1962 and became head of the Audit Practice at the Dallas office in 1973. In 1982, he moved to Arthur Andersen's headquarters where he was responsible for strategic planning worldwide for the Audit and Business Advisory practice of Arthur Andersen. From August through November 2000, Mr. Kesler served as interim President and Chief Executive Officer of American Homestar Corporation during its search for a new CEO. He currently serves on the boards of directors of New Millennium Homes, Triad Hospitals, Inc., Cellstar Corporation and Resource Services, Inc., and serves on several committees and boards of various charitable and civic organizations. Mr. Kesler has served on the Board since January 1998. He serves on the Company's Compensation Committee (Chairman) and Audit Committee.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS FOR FISCAL 2002

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed Arthur Andersen LLP as Elcor's independent auditors for the year ending June 30, 2002. That firm has been Elcor's auditors since 1966. Although not required to do so, the Board of Directors is submitting the appointment of the firm for ratification at the Meeting. In the past, our shareholders have ratified the appointment of Arthur Andersen LLP as independent auditors each year by an overwhelming majority. If shareholders do not ratify the appointment for fiscal 2002, however, the Board of Directors will reconsider the appointment. A representative of Arthur Andersen LLP is expected to be present at the Meeting, will be available to respond to questions and will have the opportunity to make a statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR FISCAL 2002.

EXECUTIVE COMPENSATION

     - Compensation Committee Report
        - Our Philosophy
        - Key Elements of Executive Compensation
        - Other Compensation
        - Summary of Factors Influencing Compensation
        - CEO Compensation
        - Tax Deductibility of Executive Compensation
     - Performance Graphs
     - Summary Compensation Table
     - Option Grants in Fiscal 2001
     - Aggregated Option Exercises During Fiscal 2001 and Values at June 30,
       2001
     - Change-in-Control (Severance) Agreements

                         COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors is responsible for providing advice and recommendations to the Board and administering the policies which govern executive compensation programs of the Company. The Committee consists entirely of non-employee directors.

     Our Philosophy

        Our philosophy, and the Board's philosophy, is to offer key executive officers a competitive compensation package that is tied to the performance and contribution of the executive, as well as the overall success of the Company. The Company directly links executive and shareholder interests through equity based plans and plans that reward the executive when the Company achieves specific operating results. We intend to motivate and reward executives for performance that enhances shareholder value, and to retain executives who are critical to the long-term success of the Company. The Committee and Board seek an appropriate balance between short-term and long-term incentives in reviewing and approving compensation programs and individual compensation awards.

     Key Elements of Executive Compensation

        The key elements of compensation the Company pays to its executives are generally base salary, incentive cash bonus, stock loans or restricted stock grants, and stock options. The Company intends for each element of compensation to provide a distinct set of incentives to the executive.

        -  Base Salary

        The Committee makes an annual recommendation to the Board as to what base salary the Company will pay to each of its executive officers. We base our recommendation on our subjective evaluation of whether the proposed base salary is appropriate in relation to salaries in the Company's compensation peer group and to the executive's individual performance. The executive's progress in the applicable salary rate range generally depends upon their individual skills, abilities and performance.

     Prior to recommending approval of salaries to the Board, we review a survey of competitive salaries paid by other companies in the Company's compensation peer group. An independent consulting firm develops the survey. The Company uses the survey data to establish the range of compensation for each executive, with the mid-point in that range being close to the median salary for the executive's position within the compensation peer group.

     We also review the Company's annual performance evaluations for its executive officers. The executive officer's immediate superior completes this annual performance review based on their evaluation of the executive's individual skills and abilities, achievement of individual strategic goals, and fulfillment of established position requirements and expectations. The outside directors on the Board conduct the Chief Executive Officer's evaluation. The evaluations do not contain specific weighting of factors for determining overall job performance.

     -  Incentive Cash Bonus

     We believe that a significant portion of annual compensation for each executive officer should be linked solely to the Company's short-term financial performance. The Company pays quarterly incentive cash bonuses if it achieves modified operating earnings within a range that is subjectively established as part of the Company's strategic planning for that fiscal year. The Company establishes threshold and target levels of earnings for purposes of incentive cash bonuses. If the Company achieves its target earnings, then it pays the executive a bonus it pre-sets for the executive's job position. The Company pays bonuses greater or lesser than the target level in proportion to its achievement of earnings greater or lesser than target. The Company, however, must achieve the established threshold earnings or it will not pay a bonus. Bonuses are also subject to a cap, or maximum, of 200% of the target bonus.

     -  Equity-based Incentive Compensation

     With the Company's equity-based incentive compensation programs, we intend to align executive officers' interests directly with the interests of its shareholders. The Company provides equity-based incentive compensation in the form of stock options and stock loans. Beginning in fiscal 2002, we intend to replace stock loans with restricted stock grants. Stock loans and restricted stock grants provide short- and long-term incentives, while stock options provide incentives that are primarily long-term. The Company sets the executive's total annual opportunity for stock loans or restricted stock grants, and option awards, collectively, at a valuation approximating the 60th percentile within the Company's compensation peer group for total long-term compensation paid to the executive's job position.

          - -  Stock Loans/Restricted Stock

          For many years, including fiscal 2001, the Company maintained a Stock/Loan Plan. Under the Stock/Loan Plan, the Company granted to the executive the right to obtain a loan from the Company, the proceeds of which had to be used to purchase Elcor Common Stock or applied to previous Elcor stock purchases. The Company calculated stock loan grants by formula, based on a pre-set percentage of the executive's incentive cash bonuses. Percentages for the formula calculation varied by the executive's job position. Loans granted under the Stock/Loan Plan are forgiven at a rate of 20% for each year of continuous service subsequent to the date of the loan.

          The Board and this Committee have approved in principle a proposal to replace the Stock Loan Plan with restricted stock grants beginning in fiscal 2002. A Restricted Stock Plan is expected to be finalized in early fiscal 2002. Under such plan, the Company would grant to the executive restricted stock of the Company using the same methodology previously used for stock loans.

          Like incentive cash bonuses, stock loan grant amounts have depended, and restricted stock grants will depend, upon the Company's achievement of earnings targets. By operation of its formula, the Company makes larger stock loan or restricted stock grants the better its short-term operating earnings. Unlike the case with incentive cash bonuses, however, the executive realizes a benefit that also varies according to long term factors -- continued service to the Company and increases in shareholder value over the period the executive holds the Company stock they acquire with stock loans or receive in the form of restricted stock grants.

          - - Stock Options

          Under the Incentive Stock Option Plan, which was approved by shareholders in 1998, we make, subject to ratification by the Board, awards of incentive and nonqualified stock options to Company executives. Stock options we award to executives will generally have a ten-year term and become exercisable ratably over five years, with an option price equal to market value on date of grant.

          In most cases, we determine by formula the number of option shares for which we make a grant. This formula uses the Black-Scholes option pricing model as part of a calculation of the number of option shares with a total value that will bring total long-term compensation, including stock loan or restricted stock opportunities, to its intended level. In recognition of unique performance or circumstances, however, we may make some awards that vary from the formula calculation.

  Other Compensation

     We also believe that to retain high quality executive talent, the Company must maintain a competitive package of compensatory employee benefit and welfare plans. The Company's executives currently are eligible to participate in the Company's 401(k) plan, employee stock ownership plan, a deferred compensation plan and other employee benefit and welfare programs. The Company establishes these programs based primarily on its subjective evaluation of competitive practices at similar companies who compete for personnel with the Company.

  Summary of Factors Influencing Compensation

     The table below summarizes the performance and other factors directly influencing the amounts of the Company's executive compensation:

                                                                               STOCK
                 FACTORS DIRECTLY                                INCENTIVE     LOANS/
              INFLUENCING AMOUNTS OF                   BASE        CASH      RESTRICTED     STOCK
              EXECUTIVE COMPENSATION                  SALARY      BONUSES      STOCK       OPTIONS      OTHER
              ----------------------                 ---------   ---------   ----------   ---------   ---------
Competitive Practices..............................      X           X            X           X           X
Individual Short-term Performance..................      X
Company Short-term Performance.....................                  X            X
Continued Service to the Company...................                               X           X           X
Long-term Increases in Shareholder Value...........                               X           X           X

  CEO Compensation

     From July 1, 2000 to March 25, 2001, Harold K. Work served as Chief Executive Officer of Elcor. Effective March 26, 2001, Thomas D. Karol was elected Chief Executive Officer, to succeed Mr. Work, who continues as Chairman of the Board of Directors for a transition period before retiring. We recommended and the Board approved Mr. Karol's compensation with each component determined according to the same criteria described above. We believe that Mr. Karol's salary is competitive in relation to salaries of chief executive officers within the Company's compensation peer group.

     Mr. Karol's incentive bonus is calculated using the application of a formula to a target amount as described above in the Incentive Cash Bonus section of this report. No bonus was paid to Mr. Karol or to the named executives during the portion of the year Mr. Karol served as Chief Executive Officer, reflecting the Company's not achieving its threshold earnings in fiscal 2001.

     Upon his being elected Chief Executive Officer of Elcor, we granted to Mr. Karol, subject to ratification by the full Board, 120,000 nonqualified stock options, an award subjectively determined to be competitive in relation to stock option awards within the Company's compensation peer group. Our intention was to provide Mr. Karol a significant up-front long-term incentive for his performance and the implementation of new initiatives to maximize shareholder value.

     Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to the named executive officers to $1 million per officer in any one year. Compensation which qualifies as performance-based compensation is not taken into account for purposes of this limitation. The Company has informed us that all compensation paid during fiscal year 2001, including amounts associated with the Company's Incentive Stock Option Plan, is deductible for federal income tax purposes. Should the compensation level of any executive officer approach $1 million for purposes of Section 162(m), the Committee and Board will determine whether such compensation is appropriate, but may be influenced by factors other than full tax deductibility.

                                     ELCOR COMPENSATION COMMITTEE
                                              Dale V. Kesler, Chairman
                                                    James E. Hall
                                                   David W. Quinn

   Dated: July 30, 2001

PERFORMANCE GRAPHS

     The graphs on page 12 compare the cumulative total shareholder return on Common Stock, including reinvestment of dividends, for the last five fiscal years and for the last nine fiscal years with the cumulative total return of the Russell 2000 Stock Index and the Dow Jones Building Materials Index. The Company selected the nine-year graph arbitrarily based on 1992's becoming the new base year for Dow Jones indices.

     These graphs are presented in accordance with SEC requirements. You are cautioned against drawing any conclusions from this information, as past results do not necessarily indicate future performance. The graphs in no way reflect a forecast of future financial performance.

     Despite any statement in any of our filings with the SEC that might incorporate part or all of any future filings with the SEC by reference, the Compensation Committee Report and performance graphs included with this proxy statement are not incorporated by reference into any such filings.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                AMONG ELCOR CORPORATION, THE RUSSELL 2000 INDEX
                   AND THE DOW JONES BUILDING MATERIALS INDEX

                              [PERFORMANCE GRAPH]

         --------------------------------------------------------------------------------
                                 6/96      6/97      6/98      6/99      6/00      6/01
         --------------------------------------------------------------------------------
          Elcor Corporation     100.00    154.76    212.36    371.12    295.16    262.86
          Russell 2000          100.00    116.33    135.53    137.56    157.27    158.30
          Dow Jones Building
           Materials            100.00    129.72    163.67    162.57    114.80    134.47

      * $100 INVESTED ON 6/30/96 IN STOCK OR INDEX -- INCLUDING
        REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JUNE 30.

                 COMPARISON OF 9 YEAR CUMULATIVE TOTAL RETURN*
                AMONG ELCOR CORPORATION, THE RUSSELL 2000 INDEX
                   AND THE DOW JONES BUILDING MATERIALS INDEX

                              [PERFORMANCE GRAPH]

      ------------------------------------------------------------------------------------------------------------------------
                              6/92      6/93      6/94      6/95      6/96      6/97      6/98      6/99      6/00      6/01
      ------------------------------------------------------------------------------------------------------------------------
       Elcor Corporation     100.00    300.00    284.06    257.97    213.38    330.22    453.13    791.90    629.80    560.88
       Russell 2000          100.00    126.13    131.48    157.20    194.75    226.55    263.95    267.91    306.28    308.29
       Dow Jones Building
       Mat.                  100.00    116.90    117.50    134.05    155.01    201.08    253.71    252.01    177.95    208.45

     * $100 INVESTED ON 6/30/92 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JUNE 30.

SUMMARY COMPENSATION TABLE

     The following table contains information about the compensation for the last three fiscal years of each person who served as Chief Executive Officer and each of the four other most highly compensated executive officers of Elcor (referred to below as the named executive officers), based on salary and bonus for fiscal 2001.

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                                  ----------------
                                                                                     SECURITIES
                                                                  ANNUAL             UNDERLYING
                                                               COMPENSATION        STOCK OPTIONS
                    NAME AND                       FISCAL   -------------------        (# OF            ALL OTHER
              PRINCIPAL POSITION(a)                 YEAR     SALARY    BONUS(b)      SHARES)(c)      COMPENSATION(d)
              ---------------------                ------   --------   --------   ----------------   ---------------
Harold K. Work...................................   2001    $480,000   $ 10,754        91,500            $95,312
                                                    2000     460,000    144,953       106,740             95,758
                                                    1999     348,333    204,898        37,500             81,240
Thomas D. Karol..................................   2001    $147,692   $      0       124,500            $     0
                                                    2000          --         --         4,500             24,000
                                                    1999          --         --         4,500             20,000
Richard J. Rosebery..............................   2001    $381,000   $  7,744        52,000            $82,879
                                                    2000     368,000    105,458        75,000             70,203
                                                    1999     291,667    149,660        30,000             55,823
Harold R. Beattie................................   2001    $193,000   $  2,981        14,000            $ 3,633
                                                    2000      71,253     13,186        11,920                  0
                                                    1999          --         --            --                 --
W. Greg Orler....................................   2001    $181,000   $ 10,000        13,000            $16,193
                                                    2000     139,021     30,000        13,000                  0
                                                    1999          --         --            --                 --
David G. Sisler..................................   2001    $190,000   $  2,858        14,000            $26,706
                                                    2000     180,000     38,043        13,830             22,271
                                                    1999     133,000     49,563         4,027             15,209

---------------

(a) Capacities in which each named executive officer served during the last fiscal year:

   Harold K. Work       Chairman of the Board (President and Chief Executive Officer
                        through March 25, 2001)
   Thomas D. Karol      President and Chief Executive Officer (beginning March 26,
                        2001)
   Richard J. Rosebery  Vice Chairman, Chief Financial and Administrative Officer
   Harold R. Beattie    Vice President -- Finance and Treasurer
   W. Greg Orler        Vice President and Chief Information Officer
   David G. Sisler      Vice President, General Counsel and Secretary
   Amounts paid to Messrs. Karol (fiscal 2001), Beattie (fiscal 2000) and Orler
   (fiscal 2000) represent compensation for less than a full year's service as an officer of the Company.

(b) Bonus amounts in the summary compensation table were paid under the Company's Incentive Cash Bonus Plan. Bonus amounts to Mr. Orler in fiscal 2000 and fiscal 2001 represent amounts paid under first-year bonus guarantee.

(c) Number of shares for fiscal 1999 was adjusted for the 3-for-2 stock split in the form of a 50% stock dividend distributed to shareholders on August 11, 1999. See the table below entitled "Option Grants in Fiscal 2001" for further information concerning fiscal 2001 option grants.

(d) Amounts paid to Mr. Karol in fiscal 1999 and 2000 represent directors' compensation. Otherwise, amounts in this column represent contributions by the Company to the Elcor Corporation Employees' 401(k) Savings Plan and Employee Stock Ownership Plan, loans forgiven under the Stock/Loan Plan and supplemental retirement benefits summarized as follows:

     Company Contributions to Employees' 401(k) Savings Plan and Employee Stock Ownership Plan:

                                                                  YEAR ENDED JUNE 30,
                                                              ---------------------------
NAME                                                           2001      2000      1999
----                                                          -------   -------   -------
Harold K. Work..............................................  $11,900   $11,200   $11,200
Thomas D. Karol.............................................        0        --        --
Richard J. Rosebery.........................................   11,900    11,200    11,200
Harold R. Beattie...........................................    3,400         0        --
W. Greg Orler...............................................    4,984         0        --
David G. Sisler.............................................   11,173    11,200    11,144

     Loans Forgiven Under the Stock/Loan Plan:

                                                                  YEAR ENDED JUNE 30,
                                                              ---------------------------
NAME                                                           2001      2000      1999
----                                                          -------   -------   -------
Harold K. Work..............................................  $55,592   $45,766   $39,003
Thomas D. Karol.............................................        0        --        --
Richard J. Rosebery.........................................   39,864    31,364    23,160
Harold R. Beattie...........................................      226         0        --
W. Greg Orler...............................................    1,600         0        --
David G. Sisler.............................................   10,274     6,703     3,806

     Supplemental Retirement Benefits Contributed:

                                                                  YEAR ENDED JUNE 30,
                                                              ---------------------------
NAME                                                           2001      2000      1999
----                                                          -------   -------   -------
Harold K. Work..............................................  $27,820   $38,792   $31,037
Thomas D. Karol.............................................        0        --        --
Richard J. Rosebery.........................................   31,115    27,639    21,463
Harold R. Beattie...........................................        7         0        --
W. Greg Orler...............................................    9,609         0        --
David G. Sisler.............................................    5,259     4,368       259

OPTION GRANTS IN FISCAL 2001

                                                   INDIVIDUAL GRANTS
                                -------------------------------------------------------
                                NUMBER OF     % OF TOTAL                                   POTENTIAL REALIZABLE VALUE AT ASSUMED
                                SECURITIES     OPTIONS                                    ANNUAL RATES OF PRICE APPRECIATION FOR
                                UNDERLYING    GRANTED TO     EXERCISE OR                            OPTION TERMS(c)(d)
                                 OPTIONS     EMPLOYEES IN   BASE PRICE PER   EXPIRATION   ---------------------------------------
NAME                            GRANTED(a)   FISCAL 2001       SHARE(b)         DATE              5%                  10%
----                            ----------   ------------   --------------   ----------   ------------------   ------------------
Harold K. Work................    91,500           17.58%       $19.94        7/30/10        $  1,147,281         $  2,907,434
Thomas D. Karol...............   120,000           23.05%        17.45         2/4/11           1,316,905            3,337,297
Richard J. Rosebery...........    52,000            9.99%        19.94        7/30/10             652,007            1,652,312
Harold R. Beattie.............    14,000            2.69%        19.94        7/30/10             175,540              444,853
W. Greg Orler.................    13,000            2.50%        19.94        7/30/10             163,002              413,078
David G. Sisler...............    14,000            2.69%        19.94        7/30/10             175,540              444,853
All Shareholders..............       N/A              N/A          N/A            N/A        $241,110,314         $611,020,871

---------------

(a) Options become exercisable 20% per year on the first through the fifth anniversary dates of the grant. Options granted were for a term of ten years, subject to earlier termination upon certain terminations of employment. Upon the optionee's death, permanent and total disability, retirement after age 62 or a change in control of the Company, all options reflected in this table would become immediately exercisable.

(b) All options above were granted at market value at date of grant. The exercise price may be paid in cash, delivery of already owned shares or a combination of cash and shares.

(c) Gains are reported net of the option exercise price, but before any taxes associated with the exercise. These gains are calculated based on the stated assumed compounded rates of appreciation as set by the SEC for disclosure purposes. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the option holder's continued employment through the period over which options become exercisable in increments. The amounts reflected in this table may not be achieved.

(d) The potential realizable value for all shareholders on Common Stock is calculated over a period of ten years, based on (i) a beginning stock price of $19.94, the exercise price of most option grants listed above, and (ii) the number of outstanding shares on July 30, 2000. These gains may not be achieved.

AGGREGATED OPTION EXERCISES DURING FISCAL 2001 AND VALUES AT JUNE 30, 2001

     The following table contains information about Elcor stock options that the named executive officers exercised during fiscal 2001, and the number and aggregate dollar value of stock options that named executive officers held at the end of fiscal 2001. In accordance with SEC rules, values are calculated by subtracting the total exercise price from the fair market value of the underlying Common Stock, which is deemed to be $20.25, the closing price of the Common Stock on the New York Stock Exchange on June 30, 2001.

                                                                     NUMBER OF SECURITIES(a)        VALUE OF UNEXERCISED
                                                                     UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                         SHARES                    OPTIONS AT FISCAL YEAR-END        AT FISCAL YEAR-END
                                       ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                                   EXERCISE(a)   REALIZED(b)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                   -----------   -----------   -----------   -------------   -----------   -------------
Harold K. Work.......................    14,625       $134,127       109,098        242,892       $772,301       $290,797
Thomas D. Karol......................        --             --        13,500        120,000         48,844        336,000
Richard J. Rosebery..................        --             --        98,250        167,500        759,203        257,088
Harold R. Beattie....................        --             --         2,384         23,536             --          4,375
W. Greg Orler........................        --             --         2,600         23,400             --          4,063
David G. Sisler......................        --             --         7,298         32,984         28,846         40,002

---------------

(a) Number of shares has been adjusted, as appropriate, for the stock splits paid in November 1997 and August 1999.

(b) Market value of underlying securities at exercise date minus the exercise price, not reduced for taxes, if any, payable upon exercise.

STOCK/LOAN BALANCES

     The named executive officers have outstanding loans from the Company under the Stock/Loan Plan described in the Compensation Committee Report included with this proxy statement. Loans made in fiscal 2001 bear interest at a rate equal to the applicable mid-term federal rate established by the Internal Revenue Service. As described in the Compensation Committee Report, such loans, including interest, are forgiven in increments with employees' continued service to the Company or its subsidiaries. The highest outstanding balance and ending outstanding balance for stock loans during fiscal 2001 are reflected in the table below. Balances of not more than $60,000 have been marked with an asterisk.

                                                                         LOANS UNDER STOCK/LOAN PLAN
                                                              -------------------------------------------------
                                                               HIGHEST OUTSTANDING      OUTSTANDING BALANCE AT
NAME                                                          BALANCE IN FISCAL 2001        JUNE 30, 2001
----                                                          ----------------------   ------------------------
Harold K. Work..............................................         $227,152                  $180,428
Thomas D. Karol.............................................         *                        *
Richard J. Rosebery.........................................          166,309                   133,713
Harold R. Beattie...........................................         *                        *
W. Greg Orler...............................................         *                        *
David G. Sisler.............................................         *                        *

CHANGE-IN-CONTROL (SEVERANCE) AGREEMENTS

     Elcor has entered into severance agreements with certain officers and employees, including each of the named executive officers. Elcor intended the agreements to protect the Company and its shareholders, as well as these officers and employees, in the event of a threatened or actual change in control of the Company. The agreements are designed to reinforce these officers' and employees' dedication to the Company's best interests before and after such a transaction, and would reduce the likelihood that these officers and employees would leave the Company prematurely. In structuring and deciding upon the level of benefits, the Compensation Committee and Board utilized, among other things, a survey prepared by the Company's outside counsel of competitive practices within the Company's peer group based on public filings.

     The agreements provide for severance benefits upon certain terminations of employment within three years after a change in control of the Company. Change in control events under the employment agreements include:

     - the acquisition of 40% or more of the Company's outstanding voting securities
     - certain mergers or consolidations
     - the approval by the Company's shareholders of a plan of dissolution or liquidation
or   - certain sales or transfers of 67% or more of the fair value of the
       Company's operating assets or earning power.

     Under the agreements, if the officer's or employee's employment with the Company or its subsidiary is terminated within three years of a change in control under certain circumstances, the officer or employee will be entitled to receive a lump-sum severance payment equal to two times (except for Messrs. Work, Karol and Rosebery who would receive 2.99 times) the highest annual cash compensation they received in any calendar year during the three-year period immediately preceding termination, plus all outstanding loans under the Company's Stock/Loan Plan would be forgiven in full. In addition, under the agreements, for a period of two years following a change in control (three years for Messrs. Work, Karol and Rosebery), the officers and employees would be entitled to medical, disability and life insurance coverage at a cost to the officer or employee of no more than 120% of the amount the employee paid for such benefits immediately prior to the change in control.

     In addition, under the Incentive Stock Option Plan, all options held by optionees under that Plan, including the named executive officers, would become immediately exercisable upon a change in control.

OTHER MATTERS

     - Section 16(a) Beneficial Ownership Reporting Compliance
     - Next Year's Annual Meeting

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Our directors and executive officers are required to file with the SEC and the NYSE reports of ownership and changes in ownership in their holdings of Common Stock. Based on an examination of these reports and on written representations provided to Elcor, we believe that directors and executive officers filed all such reports on time in fiscal 2001.

NEXT YEAR'S ANNUAL MEETING

     Our Bylaws provide for certain procedures that shareholders must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting. These procedures are applicable whether or not the proposed item of business or nomination is intended to be included in our proxy materials for that meeting. Copies of the Bylaws are publicly available at the SEC.

     We currently expect that the 2002 Annual Meeting of Shareholders will be held on October 22, 2002. If the meeting is held on that date, advance notice of any nominations for directors and any other items of business must be given by a proposing shareholder by July 24, 2002. Any such shareholder proposals intended to be presented at the 2002 Annual Meeting and included in our proxy materials for that meeting must be received by the Company no later than May 17, 2002, and must comply with applicable SEC rules.

                                                                      APPENDIX A
                               ELCOR CORPORATION

                            AUDIT COMMITTEE CHARTER

THE COMMITTEE

     One committee of the Board of Directors will be known as the Audit Committee (Audit Committee or Committee). The Committee will be comprised of three or more directors as determined by the Board of Directors. Each member of the Committee shall be independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with their independent judgment as a member of the Committee. All members of the Committee will have a working familiarity with basic finance and accounting practices. At least one member must have accounting or related financial management expertise.

     Committee members shall be appointed, and each Committee member shall serve for a period of one year or until such time as his successor has been duly named and qualified.

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by Elcor Corporation (collectively with its subsidiaries, the Corporation) to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting process generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels.

     The Corporation's independent accountants are ultimately accountable to the Board of Directors and Audit Committee of the Corporation.

GENERAL RESPONSIBILITIES:

     - To assist the Board in fulfilling its fiduciary responsibilities to the shareholders with respect to matters relating to the Company's accounting, reporting, audit, and internal control practices.

     - To facilitate open avenues of communication among the internal auditors, the independent accountants, the Audit Committee and the Board of Directors.

     - To report Committee actions to the full Board of Directors and make appropriate recommendations.

     - To inquire as to the independence of the independent public accountant. As part of this responsibility, the Committee will ensure that the independent accountants submit on a periodic basis to the Committee a formal written statement delineating all relationships between such accountants and the Corporation. The Committee is responsible for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and for recommending that the Board of Directors take appropriate action in response to the independent accountants' report to satisfy itself of the independent accountants' independence.

     - To conduct or authorize investigations into matters within the Committee's scope of responsibility. The Committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

     - To meet at least three times each year, and more frequently if circumstances warrant. A majority shall constitute a quorum of the Committee. A portion of each meeting may exclude Company employees to provide opportunity for independent discussion. The Committee members will have sole discretion in determining the meeting attendees and agenda.

RESPONSIBILITIES FOR ENGAGING INDEPENDENT ACCOUNTANTS AND REVIEWING INTERNAL AUDIT FUNCTION:

     - To select and evaluate the independent accountants for the annual audit and quarterly reviews, and to approve any replacement of the independent accountants if circumstances warrant such action. The Committee's actions in these areas of responsibility are subject to approval by the Board of Directors, and may be subject to ratification by the Corporation's shareholders. The Audit Committee also will review and approve fees paid to the independent accountants.

     - To confirm and assure the objectivity of the internal audit function and the independence of independent accountant, including a review of management consulting services provided by the independent accountant.

     - To assure that the internal auditing function and the independent accountant coordinate internal and external audit activities to the external process. The purpose of coordinating this effort is to assure completeness of coverage and to reduce redundancy and overall costs.

RESPONSIBILITIES FOR REVIEWING THE ANNUAL EXTERNAL AUDIT, REVIEWING INTERNAL AUDITS AND REVIEWING QUARTERLY AND ANNUAL FINANCIAL STATEMENTS:

     - The Audit Committee will strive to insure that the independent accountant provides the Committee with a timely notification and analysis of significant financial reporting issues.

     - The Audit Committee will ask management, the internal auditors and the independent accountant about significant risks and exposures and will assess management's steps to minimize them.

THE AUDIT COMMITTEE WILL REVIEW THE FOLLOWING WITH THE INDEPENDENT ACCOUNTANT AND THE INTERNAL AUDITORS:

     - The planned arrangements and scope of the annual audit.

     - The adequacy of the Company's internal controls, including computerized information systems controls and security.

     - Any significant findings and recommendations made by the independent accountant or internal auditors together with management's response.

     - The need for the internal auditor and the independent accountant to assess their responsibility for detecting accounting and financial reporting errors, fraud, and defalcations, illegal acts and noncompliance with the Corporation's Policy on Legal and Ethical Compliance/Conflicts of Interest/Gifts (General Policy Letter D-2) ("Code of Conduct") and regulatory requirements.

     - The need for changes or improvements, including improvements in efficiency, in financial or accounting practices or controls.

THE AUDIT COMMITTEE WILL REVIEW WITH MANAGEMENT AND THE INDEPENDENT ACCOUNTANT:

     - The Company's annual financial statements and related notes.

     - The independent accountant's audit of and report on the financial statements.

     - The auditor's qualitative judgment about the quality, not just the acceptability, of the accounting principles and financial disclosures.

     - The matters required to be discussed by Statement on Auditing Standards No. 61, as it may be amended, including but not limited to:

      - Methods used to account for significant unusual transactions.

      - Effect of significant accounting policies in controversial or emerging areas.

      - Process and basis for sensitive accounting estimates.

     - Disagreements between independent accountants and management over accounting or disclosure matters.

     - Any serious difficulties or disputes with management encountered during the course of the audit.

     - Anything else about the audit procedures or findings that GAAS or other applicable standards, rules or regulations require the independent accountant to discuss with the Committee or vice versa.

THE AUDIT COMMITTEE WILL CONSIDER AND REVIEW WITH MANAGEMENT AND THE INTERNAL
AUDITORS:

     - Any significant findings during the year and management's response to them.

     - The budget and staffing for internal auditing.

     - Activities, organizational structure, and qualifications of the internal auditors.

     THE AUDIT COMMITTEE WILL REVIEW THE ANNUAL REPORTS FILED WITH THE SEC (FORM 10-K) AND OTHER PUBLISHED DOCUMENTS CONTAINING THE COMPANY'S FINANCIAL STATEMENTS AND WILL CONSIDER AND RECOMMEND TO THE BOARD WHETHER THE FINANCIAL STATEMENTS BE INCLUDED IN THE CORPORATION'S ANNUAL REPORT ON FORM 10-K.

     THE AUDIT COMMITTEE WILL REVIEW EACH QUARTERLY FINANCIAL REPORT (FORM 10-Q) WITH MANAGEMENT AND THE INDEPENDENT ACCOUNTANTS BEFORE THOSE INTERIM REPORTS ARE RELEASED TO THE PUBLIC OR FILED WITH SEC OR OTHER REGULATORS.

PERIODIC RESPONSIBILITIES:

     - Review and reassess the Committee's charter and responsibilities at least annually.

     - Meet with internal auditors, the independent accountant, and management in separate executive sessions to discuss matters that should be discussed privately with the Committee.

     - Review the Committee's methodology and functions at least annually; evaluate its performance and institute appropriate changes to improve performance or reflect changes in the business environment.

     - Prepare annual Committee Report or other proxy statement disclosure about the Committee in accordance with Regulations of the Securities and Exchange Commission and other applicable law.

     - Disclose at least triennially in the proxy statement the Committee's charter.

     - Review and update periodically the Corporation's Code of Conduct and other General Policy and Administrative Procedure Letters that pertain to the Corporation's financial reporting process, system of internal control, and compliance and ensure that management has established a system to enforce these policies. Review management's monitoring of employees' compliance with laws, regulations and the Corporation's Code of Conduct.

     - Review, with the Corporation's counsel, legal compliance matters, including corporate securities trading policies.

     - Review, with the Corporation's counsel, any legal matters that could have a significant impact on the Corporation's financial statements.

INDIVIDUAL AGENDAS FOR EACH OF THE THREE SCHEDULED MEETINGS ARE AS FOLLOWS:

  FIRST MEETING (With External Auditors -- May or earlier)

     - Establish expectations of the Audit Committee.

     - Insure the independence of the independent public accountant.

     - Review and approve fees.

     - Coordination of internal and external audit activities.

     - Review of significant risks and exposures.

     - Planned arrangements and scope of annual audit.

     - Evaluate management consulting services provided by independent accounting firm as it relates to independence of the external auditor and other matters disclosed in the independent accountants' disclosure statement.

     - Executive session with external auditors.

  SECOND MEETING -- (With External Auditors -- before release of year-end financial results)

     - Review of Corporation's annual financial statements and related notes.

     - Significant findings and recommendations of the external auditor on the financial statements.

     - External auditors' judgment of appropriateness and quality of accounting principles and disclosures.

     - Findings on reporting errors, fraud, and defalcations and regulatory issues.

  (With Legal Counsel)

     - Compliance with the Corporation's Policy on Legal Obligation's of Directors, Officers and Employees Under Securities Laws (General Policy Letter D-4).

     - Review of legal matters that could have a significant impact on the Corporation's financial statements.

  THIRD MEETING -- (With Internal and External Auditors -- before release of Form 10-K)

  Independent auditors:

     - Review of Corporation's Form 10-K.

     - Significant findings on adequacy of Corporation's internal control, including systems controls and security.

     - Management letter and management response.

     - Review and approve notice to New York Stock Exchange or other applicable exchange or self-regulatory organization regarding Committee matters.

  Internal audit:

     - Findings for past year's work.

     - Scope for the next year's internal audit activities.

     - Budget and staff for next year.

     - Review of internal audit organization and qualifications.

     - Review of results of management's monitoring of employees' compliance with the Code of Conduct.

                                  [ELCOR LOGO]

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          OCTOBER 23, 2001, 10:00 A.M.
                    SOPHORA ROOM, ADDISON CONFERENCE CENTRE
                    15650 ADDISON ROAD, ADDISON, TEXAS 75248

The undersigned, revoking all prior proxies, hereby appoints Harold K. Work, Thomas D. Karol and David G. Sisler, or any one of them with full power of substitution, as proxies to represent and vote as designated hereon all shares of common stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Elcor Corporation dated October 23, 2001 and at any adjournment(s) thereof (collectively, the "Meeting"), with all the powers the undersigned would possess if personally present and voting thereat, (a) as instructed on the reverse side with respect to the following matters more fully described in the Proxy Statement dated September 14, 2001, and (b) in their discretion upon other matters which properly come before the Meeting.

                            PLEASE SEE REVERSE SIDE


--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

UNLESS OTHERWISE INSTRUCTED HEREON, IT IS INTENDED THAT THE PROXIES WILL VOTE THE SHARES FOR ITEMS 1 AND 2.      Please mark    [X]
                                                                                                                 your votes as
                                                                                                                 indicated in
                                                                                                                 this example


1. ELECTION OF DIRECTORS                     Nominees: Messrs. 01 Harold K. Work, 02 James E. Hall, and 03 Michael L. McMahan

          FOR               WITHHOLD         To vote against any individual nominee, write that nominee's name on
          all               AUTHORITY        the line below.
        Nominees         for all Nominees
                                             ---------------------------------------------------------------------------------------
          [ ]                  [ ]

2. APPROVAL OF ARTHUR ANDERSEN
   LLP AS AUDITORS FOR FISCAL 2002

          FOR     AGAINST    ABSTAIN

          [ ]       [ ]        [ ]

                                                                            Please date and sign exactly as name appears on this
                                                                            proxy. Joint owners should each sign. If held by a
                                                                            corporation, please sign full corporate name by duly
                                                                            authorized officer. Executors, administrators, trustees,
                                                                            etc. should give full title as such.
                                                                            Dated                                  , 2001
                                                                                  ---------------------------------

                                                                            --------------------------------------------------------
                                                                                           Signature of Shareholder

                                                                            --------------------------------------------------------
                                                                                           Signature of Shareholder


--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

         [GRAPHIC]              VOTE BY TELEPHONE             [GRAPHIC]
                          QUICK *** EASY *** IMMEDIATE

           YOUR VOTE IS IMPORTANT! - YOU CAN VOTE IN ONE OF TWO WAYS:
1. TO VOTE BY PHONE: CALL TOLL-FREE 1-800-840-1208 ON A TOUCH TONE TELEPHONE 24 HOURS A DAY--7 DAYS A WEEK

    THERE IS NO CHARGE TO YOU FOR THIS CALL. - HAVE YOUR PROXY CARD IN HAND. YOU WILL BE ASKED TO ENTER A CONTROL NUMBER, WHICH IS LOCATED IN THE BOX IN
                    THE LOWER RIGHT HAND CORNER OF THIS FORM

OPTION 1: To vote as the Board of Directors recommends on ALL proposals, press 1

                    WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

OPTION 2: If you choose to vote on each Proposal separately, press 0. You will hear these instructions:

          Proposal 1 - To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9

          To VOTE AGAINST AN INDIVIDUAL nominee, press 0 and listen to the instructions

          Proposal 2 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0

                    WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

                                       OR

2. TO VOTE BY PROXY: Mark, sign and date your proxy card and return promptly in the enclosed postage prepaid envelope.

 NOTE: IF YOU VOTE BY TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.

                              THANK YOU FOR VOTING.